SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2005
IntraBiotics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1009 Oak Hill Road, Suite 201
Lafayette, CA 94549
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (925) 906-5331
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy A Continued Listing Rule Or Standard; Transfer of Listing.
          On October 13, 2005, IntraBiotics Pharmaceuticals, Inc. (the “Company”) announced that it had received a letter from The Nasdaq Stock Market. dated October 12, 2005, stating that the Nasdaq Listing Qualifications Panel (the “Panel”) has denied the Company’s request for continued listing on the Nasdaq National Market. The letter stated that the Company’s securities will be delisted, effective as of the opening of business on October 14, 2005.
          The Panel’s decision follows the Company’s appeal of the determination by the staff of the Nasdaq Stock Market (the “Staff”) by letter dated September 2, 2005 that the Company was a “public shell,” raising public interest concerns pursuant to Marketplace Rule 4300. On September 8, 2005, the Company appealed the Staff’s determination and requested a hearing before the Panel, which occurred on October 6, 2005. The letter dated October 12, 2005 contains the Panel’s decision concurring with the Staff’s determination that the Company is a public shell.
          The Company may request that the Nasdaq Listing and Hearing Review Council review the decision of the Panel, but has not yet determined whether it will do so. However, the institution of a review will not operate as a stay of the Panel’s decision.
          As previously disclosed, the Company issued warrants to purchase shares of its common stock in connection with its Series A convertible preferred stock offering on May 1, 2003 which provide that if the Company’s common stock is delisted from Nasdaq, the purchase price for the stock upon exercise of the warrants will be reduced by 50% without any concomitant increase in the number of shares of common stock for which the warrants are then exercisable. This provision will be triggered by the delisting. As of June 30, 2005 the Company had 789,171 such warrants outstanding with an exercise price of $2.066 per share. As of June 30, 2005 the Company had approximately 11.1 million common equivalent shares outstanding assuming the net exercise of in-the-money warrants and options to acquire common stock.
          The Company’s press release dated October 13, 2005 related to these events is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.
Item 3.03. Material Modification to Rights of Security Holders.
          The information required by this Item 3.03 is contained in Item 3.01 above and in incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following documents are filed as exhibits to this report:
99.1 Press Release dated October 13, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.
Date: October 13, 2005	By:	/s/ DENIS HICKEY
Denis Hickey
Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated October 13, 2005